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                                                                   Exhibit No. 5
                        ICF Kaiser International, Inc.
                               9300 Lee Highway
                              Fairfax, VA  22031

                               November 30, 1995

ICF Kaiser International, Inc.
9300 Lee Highway
Fairfax,  VA  22031

Re:  ICF Kaiser International, Inc.Registration Statement on Form S-1
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Gentlemen:

     Referring to the Registration Statement on Form S-1 which ICF Kaiser International, Inc. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale of up to 1,197,033 shares of the Company's Common Stock, par value $0.01 per share, I am of the opinion that:

     1. The shares of Common Stock which are to be sold and delivered by the EDA Selling Shareholders, Mr. Balch, IPC, and the IPC Selling Shareholders pursuant to the Registration Statement have been duly and validly authorized by the Company.

     2. The shares of Common Stock which are to be sold and delivered by the EDA Selling Shareholders and Mr. Balch pursuant to the Registration Statement have been legally issued and are fully paid, and nonassessable.

     3. The EDA Earn-out Shares, when issued in accordance with the terms of the EDA Merger Agreement, will be legally issued, fully paid, and nonassessable.

     4. The IPC Shares, when issued in accordance with the terms of the Binding Memorandum of Understanding, will be legally issued, fully paid, and nonassessable.

     Capitalized terms not otherwise defined herein are as defined in the Registration Statement. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Registration Statement referred to above and to the use of my name under the heading "Legal Matters."

                                         Very truly yours,


                                         /s/  Paul Weeks, II
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                                         Paul Weeks, II
                                         Senior Vice President,
                                          General Counsel and Secretary